EXHIBIT 99
                                                                      ----------



Dear Shareholder:

Enterprise Bancorp, Inc. reported year-to-date net income of $3.5 million for the six months ended June 30, 2004 compared to $3.2 million for the 2003 period. The increase was due primarily to lower tax expense in 2004(1) which was partially offset by declines in net gains realized on sales of investment securities and residential mortgage loans, and an increase in the first quarter provision for loan losses compared to 2003. Net income for the three months ended June 30, 2004 amounted to $1.7 million, compared to $2.7 million for the same period in 2003. The primary factors contributing to the decrease in net income, as compared to the second quarter of 2003, was the reversal in 2003 of $0.8 million of tax provisions(1) reducing tax expense for that period, as well as a decline in net gains realized on sales of investment securities during the 2004 quarter.

This quarter marked yet another milestone for Enterprise Bancorp, Inc. when total assets surpassed the $800 million mark! At June 30, 2004 total assets amounted to $809.8 million, an increase of 8% from June 30, 2003. Total loans were $531.2 million at June 30, 2004, an increase of 19% over the prior year. Deposits plus repurchase agreements grew to $738.3 million at June 30, 2004, an increase of 9% over June 30, 2003. In addition, the Investment Management and Trust Group reported investment assets under management of $394.6 million, a 12% increase versus one year ago. Total assets, investment assets under management, and mortgage loans serviced for others amounted to $1.2 billion at June 30, 2004, an increase of 9% from June 30, 2003.

As first reported to you at March 31, our new branch office at 63 Park Street, Andover, has been very well received by the community. Our Andover team is aggressively calling on potential customers throughout Andover, North Andover, Lawrence, Methuen and Salem, New Hampshire. We continually hear about the tremendous need in the market, due to mergers and acquisitions, for a strong commercial bank with deep roots in the community. Our seasoned team of well-known banking professionals, equipped with highly-competitive products and personalized service, is creating strong business relationships for our bank. On June 10, the bank hosted a "Thank You Andover" reception at Old Town Hall in Andover, which attracted a large number of business owners and professionals. Enterprise's potential in Andover is tremendous, and we look forward to moving to our permanent location at 8 High Street, once extensive renovations to the existing facility have been completed in the Spring of 2005.

Construction began recently on the new commercial building at 1120 Main Street that will become the home of our second branch office in Tewksbury. As tenants in the building, we expect to start our leasehold improvements within the next few months. Tewksbury Center has attracted many thriving businesses, and we are looking forward to opening our new office in Tewksbury's commercial center. We anticipate moving into the new building during the first quarter of 2005.

Reflecting extensive comparative product research conducted earlier this year, in May, the bank recently introduced a new line of highly competitive and creative business products. We feel these new products will serve as additional tools to attract commercial relationships. Senior management is currently reviewing our retail product offerings, and we anticipate that a new line of personal products will be rolled out during the next several months.

Our Investment Management and Trust Group reports strong growth in the brokerage and investment management areas. Many new client relationships have been established in 2004. To further assist our investment clients, in May, we welcomed Vice President Daniel Burke to our investment team. Dan brings over sixteen years of experience in the financial services, investment and legal professions. A graduate of Boston College, Boston College Law School, and Babson College, MBA program, Dan was previously associated with both Oppenheimer Funds Inc. in Boston, and The Collaborative Wealth Advisors Inc. in Westford.

Since its inception, Enterprise Bank has been a strong advocate of the arts and cultural activities in the communities we serve. We are proud to include many such organizations as our customers and friends. We are delighted that downtown Lowell has been recently recognized in the media throughout New England as a true center of artistic endeavors. The creation of the artists lofts, the vibrant museum community, and the increased support of cultural and artistic activity overall, bodes well for the city's vibrant future. When you visit our main office on Merrimack Street, take a moment to pause and enjoy the work of very talented young artists that collaborated in creating a 30-foot mural on the outer wall of the adjacent parking lot. Spearheaded by The Revolving Museum, a neighboring artistic organization, the mural is a testament to the talent and ingenuity of local students.

We are pleased to share news about two highly-respected directors of Enterprise Bank. Director James F. Conway III, was recently named the President of Associated Industries of Massachusetts (A.I.M.), in addition to his position as President & CEO of Courier Corporation. With its strong commitment to improving the region's business economy, A.I.M. is considered the premiere voice of the business community in the Commonwealth, representing over 7,600 employers from all industries on legislative and regulatory issues in Boston and Washington. In addition, Director Nickolas Stavropoulos, formerly EVP of KeySpan and President of KeySpan Energy Delivery New England, has recently been named President of KeySpan Energy Delivery and assumed additional responsibilities for the company's New York and Long Island regions. We are proud to have such distinguished business leaders on our Bank's Board of Directors.

The Board of Directors joins us in expressing our appreciation to those shareholders who participated in our 2004 annual meeting on May 4. Your loyalty and support are key components in the bank's overall success.


Sincerely,



/s/ George L. Duncan      /s/ Richard W. Main          /s/ John P. Clancy, Jr.
----------------------    -------------------------    ------------------------
George L. Duncan          Richard W. Main              John P. Clancy, Jr.
Chairman/Chief            President/Chief Lending      President/Enterprise
Executive Officer         Officer/Chief Operating      Bancorp Inc./EVP/
                          Officer                      Treasurer/Enterprise Bank


(1) In March 2003, the company provided for $1.9 million in state tax expenses due to retroactive assessments related to changes in Massachusetts tax laws concerning the company's REIT subsidiary. In June 2003, the company subsequently reversed $0.8 million of the March tax expense. The reversal was due to a settlement agreement between the Massachusetts Department of Revenue and Enterprise Bank, along with approximately sixty-five other Massachusetts banks, regarding disputed retroactive assessments for 1999 through 2002. Under the terms of the settlement, the net tax expense recorded in 2003 was approximately $1.1 million.

                    Enterprise Bancorp, Inc. and Subsidiaries

                              STATEMENTS OF INCOME
                                   (unaudited)

                                                            Three Months Ended June 30,       Six Months Ended June 30,
                                                                                          -----------------------------
                                                               2004            2003           2004             2003
                                                          ------------    ------------    ------------    -------------
INTEREST AND DIVIDEND INCOME
    Loans                                                 $  7,625,520    $  7,031,103    $ 15,184,851    $ 13,920,825
    Investment securities                                    1,757,756       2,056,734       3,481,543       4,558,330
    Short term investments                                      70,759          63,595          85,117          87,615
                                                          ------------    ------------    ------------    ------------
       Total interest and dividend income                    9,454,035       9,151,432      18,751,511      18,566,770
                                                          ------------    ------------    ------------    ------------

INTEREST EXPENSE
                                                                                                             3,571,261
    Deposits                                                 1,520,486       1,718,854       2,976,475
    Repurchase agreements                                       15,450           3,142          25,991           6,068
    Federal Home Loan Bank borrowings                           11,530          23,036          68,183          45,635
    Junior subordinated debentures                             294,305         294,305         588,610         588,610
                                                          ------------    ------------    ------------    ------------
       Total interest expense                                1,841,771       2,039,337       3,659,259       4,211,574
                                                          ------------    ------------    ------------    ------------

NET INTEREST INCOME                                          7,612,264       7,112,095      15,092,252      14,355,196

    Provision for loan losses                                  300,000         300,000       1,050,000         600,000
                                                          ------------    ------------    ------------    ------------

    Net interest income after provision for loan losses      7,312,264       6,812,095      14,042,252      13,755,196

    Non-interest income                                      1,578,794       1,688,231       3,127,970       3,276,929
    Net gains on sales of investment securities                  9,561         239,141         640,478       1,554,895
    Operating expenses                                      (6,174,862)     (5,782,397)    (12,373,952)    (11,665,004)
                                                          ------------    ------------    ------------    ------------

    Income before provision for income taxes                 2,725,757       2,957,070       5,436,748       6,922,016

    Provision for income taxes                                 981,725         259,558       1,977,470       3,720,430
                                                          ------------    ------------    ------------    ------------

NET INCOME                                                $  1,744,032    $  2,697,512    $  3,459,278    $  3,201,586
                                                          ============    ============    ============    ============
EARNINGS PER SHARE
Basic earnings per common share                           $       0.48    $       0.76    $       0.96    $       0.90
                                                          ============    ============    ============    ============
Diluted earnings per common share                         $       0.46    $       0.73    $       0.91    $       0.87
                                                          ============    ============    ============    ============
Dividend per common share (1)                             $       0.43    $       0.38    $       0.43    $       0.38
                                                          ============    ============    ============    ============
Basic weighted average common shares outstanding (2)         3,625,914       3,544,125       3,615,629       3,538,836
                                                          ============    ============    ============    ============
Diluted weighted average common shares outstanding           3,779,147       3,678,677       3,784,413       3,669,796
                                                          ============    ============    ============    ============


(1) Annual dividends are generally declared in the second quarter of each fiscal year.

(2) Weighted average common shares outstanding have increased due to the exercise of employee stock options and reinvestment of dividends from the dividend reinvestment plan.

                    Enterprise Bancorp, Inc. and Subsidiaries

                                 BALANCE SHEETS
                                   (unaudited)


                                                        June 30, 2004     December 31, 2003    June 30, 2003
                                                      -----------------   -----------------  ---------------
ASSETS
    Cash and due from banks                            $    36,575,260    $    31,101,961    $    41,070,108
    Short term investments                                  33,000,000         14,000,000         66,065,000
    Investment securities                                  188,172,683        196,308,098        178,612,572
    Loans                                                  531,191,136        488,839,152        444,584,295
       Allowance for loan losses                           (10,413,665)        (9,986,425)       (10,047,877)
                                                       ---------------    ---------------    ---------------
       Net loans                                           520,777,471        478,852,727        434,536,418
                                                       ---------------    ---------------    ---------------
    Bank premises and equipment                             12,035,588         12,429,021         13,153,483
    Intangible assets                                        6,463,738          6,530,123          6,596,508
    Other assets                                            12,769,967         12,323,241         12,051,977
                                                       ---------------    ---------------    ---------------

TOTAL ASSETS                                           $   809,794,707    $   751,545,171    $   752,086,066
                                                       ===============    ===============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
    Deposits                                           $   735,475,915    $   660,824,382    $   679,131,062
    Repurchase agreements                                    2,875,282            953,924            952,965
    Federal Home Loan Bank borrowings                        1,932,500         20,470,000          5,470,000
    Junior subordinated debentures                          10,825,000         10,825,000         10,825,000
    Other liabilities                                        2,920,171          3,721,291          4,068,600
                                                       ---------------    ---------------    ---------------
       Total liabilities                                   754,028,868        696,794,597        700,447,627
                                                       ---------------    ---------------    ---------------

    Stockholders' equity                                    55,708,391         52,511,133         48,563,183
    Net unrealized appreciation on investment
       securities, net of taxes                                 57,448          2,239,441          3,075,256
                                                       ---------------    ---------------    ---------------
       Total stockholders' equity                           55,765,839         54,750,574         51,638,439
                                                       ---------------    ---------------    ---------------

 TOTAL LIABILITIES &  STOCKHOLDERS' EQUITY             $   809,794,707    $   751,545,171    $   752,086,066
                                                       ===============    ===============    ===============


    Investment assets under management                 $   394,551,585    $   375,296,992    $   352,815,990
                                                       ===============    ===============    ===============

    Mortgage loans serviced for others                 $    14,475,526    $    15,077,295    $    16,556,486
                                                       ===============    ===============    ===============

    Total assets, investment assets under management
      and mortgage loans serviced for others           $ 1,218,821,818    $ 1,141,919,458    $ 1,121,458,542
                                                       ===============    ===============    ===============